Exhibit (e)

Auditor’s Consent

We hereby consent to the incorporation by reference in the Registration Statements on Form S-B (Nos. 333-121363 and 333-121363-01) of KfW and KfW International Finance Inc. of our report dated March 1, 2005 relating to the financial statements, which appears in this Form
18-K.

June 8, 2005

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Weigel	By:	/s/ ppa. Dr. Ott

	Weigel		ppa. Dr. Ott
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)